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SCHEDULE 14A

                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(A) of the Securities
                     Exchange Act of 1934 (Amendment No.__ )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement

[X]   Definitive additional materials

[ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              THE BRAZIL FUND, INC.

                (Name of Registrant as Specified in Its Charter)
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:

(2)   Form, Schedule or Registration Statement no.:

(3)   Filing Party:

(4)   Date Filed:

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                                                345 Park Avenue (at 51st Street)
                                                        New York, New York 10154
                                                                  (800) 349-4281


The Brazil Fund, Inc.                                         November 11, 2005
--------------------------------------------------------------------------------

Corrected Stockholder Letter

To the Stockholders:

A Special Meeting of Stockholders of The Brazil Fund, Inc. (the "Fund") is to be held at 10 a.m., Eastern time, on Tuesday, December 13, 2005 at the offices of Deutsche Investment Management Americas Inc., part of Deutsche Asset Management, 345 Park Avenue (at 51st Street), New York, New York 10154. At the Special Meeting the stockholders will vote on a proposal to convert the Fund from a closed-end fund to an open-end fund.

Please note that the cover letter dated November 4, 2005, attached to the Proxy Statement, incorrectly referred to an affirmative vote of two-thirds of the shares outstanding. As stated in the Proxy Statement, the Fund's Articles of Incorporation require the affirmative vote of three-quarters of the shares outstanding for the approval of the proposal.

A proxy card for your vote at the meeting and an envelope - postage prepaid - in which to return your proxy are enclosed. We strongly urge all shareholders to sign and return their proxies as soon as possible.

Respectfully,

/s/ Carole Coleman
---------------------------------------------
Carole Coleman, Vice President and Secretary

STOCKHOLDERS ARE URGED TO SIGN THE PROXY CARD AND MAIL IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR GRANT THEIR PROXY BY TELEPHONE OR THROUGH THE INTERNET SO AS TO ENSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES.